Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 12, 2008 between Envision Solar International, Inc., a California corporation (the “Company”), and Gemini Master Fund, Ltd. (including its successors and assigns, the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Regulation D promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.
DEFINITIONS

1.1 Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Note pursuant to Section 2.1.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Note, have been satisfied or waived.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of such other Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” of any Person means (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, except for trade payables entered into in the ordinary course of business, (c) all obligations in respect of letters of credit, surety bonds, bankers acceptances or similar instruments (including without limitation all reimbursement or payment obligations with respect thereto), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including without limitation obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even if the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which is classified as a “capital lease” under GAAP, and (g) all Contingent Obligations in respect of Indebtedness of others of the kinds referred to in clauses (a) through (f) above.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“IP Security Agreement” means the Intellectual Property Security Agreement(s), dated on or about the date hereof, by the Company and certain Subsidiaries in favor of the Purchaser, in the form of Exhibit C attached hereto, securing the obligations of the Company under the Note and other Transaction Documents.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.15.

“Note” means the Secured Bridge Note issued by the Company to the Purchaser hereunder, in the form of Exhibit A attached hereto and having an original Principal Amount of $591,770.83.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” shall mean $591,770.83.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.2.

“Reverse Merger Transaction” means a transaction in which the Company directly or indirectly (a) merges or consolidates with, or in one or a series of related transaction sells all or substantially all of its and its Subsidiaries’ assets to, an entity that is required, or whose parent is a corporation that is required, to file reports pursuant to Section 13 or 15(d) under the Exchange Act (a “Public Company”) that is required or permitted to be accounted for by the Public Company as a “reverse acquisition” under GAAP, and (b) at or about the time of such transaction described in clause (a), the Company and/or such Public Company sells securities in a capital raising transaction (“Reverse Merger Financing”).

“Securities” shall have the meaning set forth in 3.2(c).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder

“Security Agreement” means the Security Agreement, dated on or about the date hereof, by the Company in favor of the Purchaser, in the form of Exhibit B attached hereto, securing the obligations of the Company and its Subsidiaries under the Note and other Transaction Documents.

“Security Documents” means any and all security agreements, pledge agreements, hypothecation agreements, collateral assignments, mortgages, deeds of trust, control agreements and similar such agreements, executed and delivered by the Company, any of its Subsidiaries and/or any third party in favor of the Purchaser pursuant to the Transaction Documents which secures the Company’s and its Subsidiaries obligations under the Transaction Documents, and other documents executed, delivered and/or filed by the Company, any of its Subsidiaries, any third party and/or the Purchaser as permitted or required under any of the foregoing, including without limitation the Security Agreement and the IP Security Agreement.

“Subscription Amount” means $500,000 in United States dollars and in immediately available funds, which is the aggregate amount to be paid for the Note purchased hereunder by the Purchaser.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.  In Section 3.1 hereof, references to the Company shall refer to the Company together with its Subsidiaries, as applicable.

“Subsidiary Guarantee” means the Subsidiary Guarantee, in the form attached hereto as Exhibit D, executed by each Subsidiary in favor of the Purchaser, guaranteeing the Company’s obligations under the Note.

“Transaction Documents” means this Agreement, the Note, the Subsidiary Guarantee, the Security Documents and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II.
PURCHASE AND SALE

2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, the Note in the principal amount of $591,770.83 for a purchase price equal to the Subscription Amount.  The Purchaser shall deliver to the Company, via wire transfer, immediately available funds equal to the Subscription Amount and the Company shall deliver the Note to the Purchaser, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Peter J. Weisman, P.C. located at 767 Third Avenue, 6th Floor, New York, New York 10017, or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) legal opinions of counsel to the Company, in substantially the form and substance attached hereto as Exhibit E;

(iii) the Note registered in the name of the Purchaser;

(iv) the Security Documents, including without limitation the Security Agreement and the IP Security Agreement(s) reasonably requested by the Purchaser, duly executed by the Company and each Subsidiary; and

(v) the Subsidiary Guarantee, duly executed by each Subsidiary of the Company.

(b) On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)  this Agreement duly executed by the Purchaser;

(ii) the Subscription Amount by wire transfer to the account as specified in writing by the Company; and

(iii) the Security Documents to which the Purchaser is a party and required by law to be signed by such Party in order to be binding.

2.3 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The respective obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein;

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any national securities exchange or market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Note at the Closing.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchaser concurrently herewith (“Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  Except as otherwise set forth on such schedule, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  All Subsidiaries which are designated as “inactive” on such schedule do not have any material assets and do not engage in any operations and shall remain as such unless the Company first notifies the Purchaser and executes and delivers any further Security Documents reasonably requested by the Purchaser.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s and any Subsidiary’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.  The Company has furnished to the Purchaser true and correct copies of the Company’s articles of incorporation and by-laws, as each is currently in effect.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary (other than Liens in favor of the Purchaser), or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the U.S. Securities and Exchange Commission and such filings as are required to be made under applicable state securities laws.

(f) Issuance of the Note.  The Note is duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.

(g) Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of capital stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of capital stock.  The issuance and sale of the Notes will not obligate the Company to issue shares of capital stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Notes.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h) Financial Statements.  The financial statements of the Company provided to the Purchaser have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that the financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments.

(i) Material Changes.  Except as set forth on Schedule 3.1(i), since December 31, 2007 (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of breach of fiduciary duty.

(k) Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not, to the knowledge of the Company, subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m) Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently contemplated, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, as the case may be, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o) Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as currently contemplated and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and, to the knowledge of the Company, there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). To the knowledge of the Company, the Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications.  The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority.  The Company is not aware of any information not called to the attention of the PTO or similar foreign authority that would preclude the grant of a patent for the Company Patent Applications.  The Company has no knowledge of any information that would preclude the Company from having clear title to the Company Patent Applications.

(p) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(q) Transactions with Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $25,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r) Internal Accounting Controls.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(s) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Note, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(t) Disclosure.  All written disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(u) Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Note hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(v) Indebtedness.  Schedule 3.1(v) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company and its Subsidiaries, or for which the Company and its Subsidiaries have commitments, in excess of $25,000.

(w) Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, each of the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid taxes), and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary (except those being contested in good faith).

(x) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the securities by any form of general solicitation or general advertising.

(y) No Integrated Offering or Sale.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the sale of the Note to the Purchaser to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions, nor will the Company or any of its Subsidiaries take any action or steps that would cause the sale of the Note to be integrated with other offerings.

(z) Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(aa) Seniority.  As of the Closing Date, no Indebtedness or other claim against the Company is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(bb) Acknowledgment Regarding the Purchaser’s Purchase of the Note.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Note.  The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(cc) Accounts Receivable.  All notes and accounts receivable of the Company and its Subsidiaries are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts or an aging of accounts and notes receivable, in each case provided to the Purchaser, as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries.

3.2  Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority.  The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Purchaser.  Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Approvals and Consents. No action, approval, consent or authorization, including, but not limited to, any action, approval, consent or authorization by any governmental or quasi-governmental agency, commission, board, bureau, or instrumentality is necessary or required as to such Purchaser in order to constitute this Agreement as a valid, binding and enforceable obligation of such Purchaser in accordance with its terms.

(c) Own Account. The Purchaser understands that the Note and Common Shares (as defined below) (collectively, “Securities”) are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and at the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. The Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(e) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(g) Available Information.  The Purchaser (i) has been provided an opportunity for a reasonable time prior to the date hereof to obtain additional information concerning the purchase of the Note (the “Offering”), the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; (ii) has been given the opportunity for a reasonable time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering and other matters pertaining to an investment in the Securities, or that which was otherwise provided in order for them to evaluate the merits and risks of a purchase of the Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense; and (iii) has determined that the Securities are a suitable investment for such Purchaser.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144, (i) the Company may, if reasonable, require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act, (ii) as a condition of such transfer, such transferee shall agree in writing to be bound by the terms of this Agreement and shall make in writing the representations and warranties contained in Section 3.2 (c), (d), (e) and (f) of this Agreement, and (iii) any such transfer made which does not comply with this sentence shall be null and void.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the certificates for Common Shares in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(c) The Purchaser agrees that it will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(d) Any legend on any certificates for Securities shall be promptly removed following a sale made in accordance with the plan of distribution of a registration statement covering the resale of such Securities being declared effective and compliance with the prospectus delivery requirements or following a sale made in compliance with Rule 144.

4.2 Use of Proceeds.  The Company shall use the net proceeds from the sale of the Note hereunder for working capital purposes and shall not use such proceeds for (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any capital stock, (c) the settlement of any outstanding litigation, or (d) making any investments in securities or otherwise purchasing any equity or debt securities, including without limitation purchasing any corporate, governmental, municipal or auction-rate bonds or other debts instruments (whether at auction, in the open market or otherwise), any commercial or chattel paper, or any certificates of deposit, or investing in any money market or mutual funds.

4.3 Indemnification of the Purchaser.   Subject to the provisions of this Section 4.3, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, members, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company with respect to any of the transactions contemplated by the Transaction Documents (except to the extent such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (A) for any settlement by such Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed, or (B) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents.

4.4 Security.  The Company’s and any Subsidiaries’ obligations under the Note and other Transaction Documents shall be secured by all the assets of the Company and its Subsidiaries.  As of the Closing, the Purchaser shall be granted a security interest in all the assets of the Company, including without limitation all of the Intellectual Property Rights and the Company’s ownership interests in the Subsidiaries, and in the assets of such Subsidiaries, to be memorialized in the Security Documents. The Company shall execute such other agreements, documents and financing statements reasonably requested by the Purchaser, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.  The Company shall also execute all such documents reasonably necessary in the opinion of the Purchaser to memorialize and further protect the security interests described herein. The Purchaser may appoint a collateral agent to represent it in connection with the security interest being granted to the Purchaser.

4.5 Additional Guarantors.   The Company shall cause each of its Subsidiaries formed or acquired on or after the date hereof to execute and deliver to the Purchaser a Subsidiary Guarantee and a Security Agreement in conformity with those executed and delivered at Closing.

4.6 Operation of Business. So long as the Note remains outstanding, the Company (together with its Subsidiaries) shall:

(a) Insurance.  Maintain in full force and effect insurance reasonably believed by the Company to be adequate coverage (a) on all assets and activities, covering property loss or damage and loss of income by fire or other hazards or casualty, and (b) against all liabilities, claims and risks for which it is customary for companies similarly situated to the Company to insure, including without limitation applicable product liability insurance, required workmen’s compensation insurance, and other insurance covering injury or damage to persons or property.  The Company shall promptly furnish or cause to be furnished evidence of such insurance to the Purchaser upon request, in form and substance reasonably satisfactory to the Purchaser.

(b) Information on Adverse Changes.  Promptly inform the Purchaser of (i) all material adverse changes in the Company’s financial condition, (ii) all litigation and claims and threatened litigation and claims against the Company or its Subsidiaries, and (iii) any event, occurrence or other matter which has had or could be reasonably expected to result in a Materially Adverse Effect or would have a material adverse effect on the Collateral (as defined in the Security Agreement).

(c) Books and Records.   Maintain its books and records in accordance with GAAP applied on a consistent basis and permit the Purchaser to examine and audit such books and records at reasonable times upon reasonable notice.

(d) Financial Statements.  Furnish the Purchaser with, as soon as available, but no later than 45 days following the end of each fiscal quarter, the Company’s consolidated balance sheet, income statement, cash flow statement, accounts receivable aging report, and current sales orders, prepared in accordance with GAAP applied on a consistent basis.

(e) Operations.  Substantially maintain its present executive and management personnel, and conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable foreign, federal, state and municipal laws, ordinances, rules and regulations with respect to its properties, charters, businesses and operations except where any such non-compliance would not reasonably be expected to result in a Material Adverse Effect. Without the prior written consent of the Purchaser, the Company shall not (i) engage in any business activities substantially different than those in which the Company is presently engaged, (ii) cease operations, liquidate, merge or consolidate with any other entity (excluding a Reverse Merger Transaction), (iii) pay any dividends on or purchase outstanding shares of capital stock or equity of the Company or its Subsidiaries, or (iv) sell, transfer or dispose of (A) all or substantially all of the Company’s assets on a consolidated basis or (B) any of the Company’s or its Subsidiaries’ material assets.

(f) Assets.  Upon request of the Purchaser, furnish the Purchaser with detailed information concerning each account receivable of the Company and its Subsidiaries, the status of each patent, patent pending and other intellectual property, and the status and terms of each letter of intent or contemplated letter of intent with respect to potential solar installations, designs and/or construction by the Company or its Subsidiaries.

4.7 Reverse Merger Transaction.  The Purchaser shall have the right to participate for up to $571,759.26 in any Reverse Merger Financing on the same terms and conditions as all other investors in such Reverse Merger Financing in accordance with terms of this Section 4.7.

(a) At least 10 Business Days prior to the closing of the Reverse Merger Financing, the Company shall deliver to the Purchaser a written notice of its intention to effect a Reverse Merger Financing (“RM Notice”), which RM Notice shall describe in detail the proposed terms of such Reverse Merger Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Reverse Merger Financing is proposed to be effected, including all parties contemplated to participate therein in any capacity, and shall include a term sheet or similar document relating thereto as an attachment and any available drafts of contemplated transaction documentation.

(b) If the Purchaser desires to participate in the Reverse Merger Financing, the Purchaser shall provide written notice to the Company on or prior to the closing of the Reverse Merger Financing specifying its election to participate in the Reverse Merger Financing and the amount of the Purchaser’s participation.  The Purchaser’s participation shall be on the same terms and conditions as all other investors in such Reverse Merger Financing (subject to the exchange right set forth in subsection (d) below).

(c) If the contemplated terms of any Reverse Merger Financing change in any material respect from those set forth in the RM Notice, the Company may not complete the Reverse Merger Financing unless and until it first provides to the Purchaser another RM Notice containing the currently contemplated terms of the Reverse Merger Financing (and offering the Purchaser the right to participate as set forth herein) at least 10 Business Days prior to the closing of such revised Reverse Merger Financing.

(d) If the Purchaser elects to participate in the Reverse Merger Financing, the Purchaser shall have the right to pay for the securities purchased in the Reverse Merger Financing, and receive an effective 10% discount on the purchase price therefor, by exchanging its Note in the principal amount of $591,770.83 in lieu of cash for securities issued in the Reverse Merger Financing having a purchase price of $571,759.26.  For clarification (i)  upon such exchange the Holder shall surrender the Note to the Company (or Public Company) and the $591,770.83 principal amount thereunder (consisting of 115% of sum of the $500,000 Subscription Amount plus capitalized interest thereon at 7% per annum for 5 months) shall be deemed paid in full, and (ii) the $571,759.26 purchase price in the Reverse Merger Financing represents a 10% discount to the Purchaser based on the assumption that the Note without such agreed 15% premium would have a value of $514,583.33 (consisting of the $500,000 Subscription Amount plus capitalized interest thereon at 7% per annum for 5 months).  If the Purchaser elects to exchange its Note in part, the Note shall be applied against the purchase price of such securities in the Reverse Merger Financing equal to the applicable pro rata portion of $571,759.26 in accordance with the terms hereof.

4.8 Stock Issuance.  As additional consideration for the Purchaser purchasing the Note hereunder and making the loans evidenced thereby, upon or promptly following consummation of a Reverse Merger Transaction, the Company shall cause the Public Company to issue such number of shares of common stock (“Common Shares”) of the Public Company to the Purchaser such that following the Reverse Merger Transaction, the Purchaser shall own 0.3125% of the fully-diluted number of outstanding shares of common stock of the Public Company (assuming conversion and exercise of all outstanding options, warrants and convertible securities).  All Common Shares issued pursuant to this paragraph shall be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Public Company.

ARTICLE V.
MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated by the Purchaser by written notice to the Company if the Closing has not been consummated on or before November 17, 2008; provided, however, that such termination will not affect the right of any party to sue for any breach by the other party.

5.2 Fees and Expenses.  At the Closing, the Company has agreed to reimburse Gemini Strategies, LLC and/or Gemini Master Fund Ltd. (collectively, “Gemini”) the non-accountable sum of $7,500 for its legal fees and expenses.  Accordingly, in lieu of the foregoing payment, the aggregate amount that Gemini is to pay for the Note at the Closing shall be reduced by $7,500.  In addition, the Company shall reimburse Gemini and the Purchaser for estimated UCC searches and filing fees and fees and expenses of any local or third party patent and trademark counsel engaged by the Purchaser in connection with the security interests granted to the Purchaser, which will be payable on the Closing Date out of funds otherwise deliverable by Gemini for its Subscription Amount hereunder.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  In the event the Closing does not occur for any reason, the Company shall pay Gemini the non-accountable sum of $5,000 for its legal fees and expenses plus reimbursement of out-of-pocket amounts for UCC liens searches, provided that such amount shall affect the Purchaser’s right to sue for damages caused by any breach by the Company.

5.3 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices.  Any and all notices or other communications or deliveries to be provided by under the Transaction Documents shall be in writing and delivered personally, by facsimile, by email, or sent by a nationally recognized overnight courier service, at the address, facsimile number or email address specified on the signature pages hereto for such purpose.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto, or by email  at the email address set forth on the signature pages attached hereto, prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile or email as set forth above on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the third Business Day following the date of mailing, if sent by regular mail, or (d) the Business Day following the date on which such notice or communication is deposited with a nationally recognized overnight courier service.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger).  The Purchaser may assign any or all of its rights under this Agreement to any Person to whom the Purchaser assigns or transfers the Note, provided that such transferee agrees in writing to be bound, with respect to the Note, by the provisions of the Transaction Documents that apply to the “Purchaser.”

5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.3.

5.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival.  The representations and warranties shall survive the Closing and the delivery of the Note for the applicable statue of limitations.

5.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or other document image format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or other document image format data file signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.15 Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.16 Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.18 Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ENVISION SOLAR INTERNATIONAL, INC.
By: /s/ Robert Noble Name: Robert Noble Title: CEO
Address for Notice: 4225 Executive Square, Suite 1000 San Diego, CA 92037	with a copy to: Haynes and Boone, LLP 1221 Avenue of the Americas, 26th Floor New York, New York 10020
Fax: ___________________ Email: _________________ Attn: Robert Noble	Attention: Harvey J. Kesner, Esq. Fax: (212) 918-8989 Email: harvey.kesner@haynesboone.com

GEMINI MASTER FUND, LTD.
By:           GEMINI STRATEGIES, LLC, as investment manager

By:   /s/ Steven Winters________________________________
Name:         Steven Winters
Title:           President

Address for Notice:
c/o Gemini Strategies, LLC 135 Liverpool Drive, Suite C	with copy to Peter J. Weisman, P.C.
Cardiff, CA 92007	767 Third Avenue, 6th Floor
Attn: Steven Winters	New York, NY 10017
Fax: (858) 509-8808	Fax: (212) 676-5665
Email: steve@geministrategies.com	Email: pweisman@pweisman.com

Subscription Amount:    $500,000.00
Principal Amount:           $591,770.83

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